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EXHIBIT 11
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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                                                                  Three Months Ended                Six Months Ended
                                                            ------------------------------    ----------------------------
                                                              June 27,         June 29,         June 27,       June 29,
                                                                1996             1995             1996           1995
                                                            -------------    -------------    -------------  -------------
PRIMARY:
Weighted average number of common shares
outstanding
                                                            $    19,150      $   18,279       $   18,760     $    18,172

 Net effect of dilutive stock options and warrants
   based on the treasury stock method using average
   market price
                                                                    921             876              920             863
                                                            -------------    -------------    -------------  -------------
 Weighted average number of common and
   common equivalent shares outstanding                          20,071          19,155           19,680          19,035
                                                            =============    =============    =============  =============
Net income                                                  $     4,546      $    2,393       $    9,341     $     4,862

Less common and preferred dividends                                  68              79              229             128
                                                            -------------    -------------    -------------  -------------
Net income applicable to common shares                      $     4,478      $    2,314       $    9,112     $     4,734
                                                            =============    =============    =============  =============
Net income per common share as reported                     $       .22      $      .12       $      .46     $       .25
                                                            =============    =============    =============  =============
FULLY DILUTED:

 Weighted average number of common shares
   outstanding                                                   19,150          18,279           18,760          18,172


 Net effect of dilutive stock options and warrants
   based on the treasury stock method using ending
   market price
                                                                    936             978              935             913
                                                            -------------    -------------    -------------  -------------
                                                                 20,086          19,257           19,695          19,085
                                                            =============    =============    =============  =============
Net income                                                  $     4,546      $    2,393       $    9,341     $     4,862

 Less common and preferred dividends related to
   nonconvertible securities                                         68              79              229             128
                                                            -------------    -------------    -------------  -------------
Net income applicable to common shares                      $     4,478      $    2,314       $    9,112     $     4,734
                                                            =============    =============    =============  =============
 Net income per common share assuming full
   dilution, as reported                                    $       .22      $      .12       $      .46     $       .25
                                                            =============    =============    =============  =============
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